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EXHIBIT 10.13

                               STERIS CORPORATION

                     Management Incentive Compensation Plan
                                    FY 2000


PURPOSE
-------

The purpose of the STERIS Corporation Management Incentive Compensation Plan
(MICP) is to encourage greater leadership, initiative, resourcefulness, teamwork, efficiency, and urgency on the part of key management whose performance and responsibilities directly affect Customer satisfaction, achievement of business objectives, positive Associate relations, and enhancement of shareholder value.


GENERAL PROVISIONS
------------------

The MICP for FY 2000 may be reviewed and revised at the Chief Executive Officer's discretion within the guidelines established by the Compensation Committee of the STERIS Corporation Board of Directors. Any incentive payouts under the terms of this Plan will be in compliance with applicable governmental regulations that are in effect at the time of such incentive payouts.

The incentive compensation fund available for disbursement to participants shall be determined by achievement of key parameters of the approved Annual Business Plan.

Management Incentive Compensation will be calculated after the close of each quarter and will be cumulative and retroactive. Deficiencies in year-to-date
(YTD) performance can be made up by overachievement in subsequent quarters during the fiscal year.

A portion of any earned Management Incentive Compensation will be paid on a quarterly basis with another portion held in an escrow account to be paid on an annual basis. An accrual funding schedule will be developed and maintained by the Finance Department to reserve adequate funds for the payment of earned Management Incentive Compensation.


KEY PARAMETERS
--------------

MICP compensation is determined through achievement of a combination of Annual Business Plan (ABP) parameters and Quarterly Individual Objectives (IO) parameters. ABP parameters are the Net Revenue, Operating Income, and Net Income objectives. IO parameters are approved quarterly personal objectives that are brief, specific, measurable, and consistent with overall Company objectives.
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ELIGIBILITY
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The management level classifications of individuals who may be eligible to participate in the MICP include, but are not limited to the following:

     President
     Sr. Vice President
     Vice President
     Director
     Manager
     Supervisor/Professional

Unless otherwise specified, incumbents holding a key management position with one of the above titles are immediately eligible for participation. An MICP participant with a change in management level during a quarter will have MICP compensation for that quarter at the management level held by the individual for the majority of the quarter. New hires for an eligible position may begin participation in the MICP during the first full fiscal quarter of employment unless otherwise specified in the employment offer.

Termination of employment of a participant shall result in his or her forfeiture of all unpaid incentive earnings.


MICP FY'00 PARTICIPANT BONUS SCHEDULE
-------------------------------------

The bonus opportunity for each MICP participant upon 100% achievement of the FY'00 Net Revenue, Operating Income, and Net Income objectives is based upon a combination of management level, salary level, business unit (corporate, group, division, department, etc.), local practice, and other relevant considerations. The general guidelines for bonus funding are as follows:

     Management Level                               Quarterly Funding*
     -------------------------                    -----------------------

     President                                    75% of Base Income
     Senior Vice President                        75% of Base Income
     Vice President                               50% of Base Income
     Director                                     35% of Base Income
     Manager                                      20% of Base Income
     Supervisor/Professional                      $625

The Corporate Associate Relations department will maintain a current Participant and Target Bonus Schedule of all MICP participants and individual target bonus levels.
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*Guidelines only.

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BONUS POOL FUNDING
------------------

The funding of the bonus pool is determined quarterly on a YTD basis. Any funding is dependent upon the YTD achievement of Net Revenue and Operating Income objectives in the approved Annual Business Plan. The following weighting factor applies to the qualification parameters:

          Net Revenue               75% weighting (3x)
          Operating Income          25% weighting (1x)

Funding occurs on a sliding scale basis from 80% to 120% of the Blended Achievement Rate. The following is a calculation example based upon YTD achievement of 104% of Net Revenue and 110% of Operating Income objectives of the ABP.

               104 x 3 = 312
               110 x 1 = 110
                         ---
                         422 / 4 = 105.5% - Blended Achievement Rate

During FY'00 the Company must have a minimum 80% Blended Achievement Rate for MICP bonus eligibility. For business unit (group, division, profit center, department, etc.) MICP bonus eligibility, the Company and the respective business unit must each have a minimum 80% Blended Achievement Rate.


INDIVIDUAL OBJECTIVES (IO)
--------------------------

Quantifiable Individual Objectives (IO) are developed and approved at the beginning of each quarter for each MICP participant. An individual's performance is evaluated at the end of each quarter and a percentage Individual Objectives
(IO) Achievement calculated. The Individual Objectives are consistent with the quarterly and longer term objectives of the Company and the individual business units. A maximum of three (3) equally weighted quarterly IOs is recommended.


BONUS CALCULATION
-----------------

Individual participant bonuses and bonus payouts are determined as defined in this bonus calculation section.

1. The bonus qualifier will be based on the Blended Achievement Percentage of the applicable YTD Net Revenue and Operating Income objectives in the Annual Business Plan.
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2.   A weighting of 3X for Net Revenue and 1X for Operating Income will apply.

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3.   Individual participant payout targets will be taken from the then current
     Participant and Target Bonus Schedule.

4. The YTD Blended Achievement Percentage will be applied to the individual Target Bonus to determine the quarterly MICP eligible bonus amount.

5. If bonus eligibility on a YTD quarterly basis has occurred, the individual MICP eligible bonus amount is multiplied by the cumulative percentage achievement of the quarterly Individual Objectives that have been approved at the beginning of each quarter by the participant's direct supervisor and the senior executive/business head of the individual's business unit.


Bonus calculation example:

          Vice President
               $80,000 Base Salary
               50% Target Bonus

          Year-to-Date ABP Achievement
               104% Net Revenue
               110% Op Income

                      104 x 3  =  312
                      110 x 1  =  110
                                  ---
                                  422 / 4 = 105.5% - Blended Achievement Rate

Cumulative Individual Objectives (IO) Achievement
     96%

Quarterly Target Bonus
     $80,000 x 50% / 4 = $10,000

Sliding Scale Blended Target
     $10,000 x 105.5% = $10,550

Eligible Individual Quarterly Bonus
     $10,550 x 96% (IO) = $10,128
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BONUS PAYMENT
-------------

Seventy-five percent (75%) of the eligible individual quarterly bonus will be paid following the end of each quarter. Twenty-five percent (25%) of the eligible individual quarterly bonus will be held in a bonus escrow account and will be paid following the end of the fiscal year only when the Corporation
                                                                -----------
meets or exceeds its Net Income objective for the full fiscal year. Should the Corporation fail to meet or exceed its Net Income objective for the full fiscal year, all funds in the bonus escrow account will be forfeited.


EFFECTIVE DATE
--------------

The STERIS Management Incentive Compensation Plan is effective April 1, 1999, through March 31, 2000.